                                                            Exhibit (h)(I)(8)(a)

                            SHAREHOLDER SERVICES PLAN
                             FOR CLASS R2 SHARES OF
                               ECLIPSE FUNDS INC.

                                   SCHEDULE A
                              (AS OF JUNE 18, 2007)

                              Retirement 2010 Fund
                              Retirement 2020 Fund
                              Retirement 2030 Fund
                              Retirement 2040 Fund
                              Retirement 2050 Fund
                               All Cap Growth Fund
                               All Cap Value Fund
                               Income Manager Fund
                               Cash Reserves Fund
                                Indexed Bond Fund
                           Intermediate Term Bond Fund
                         International Broad Market Fund
                            International Equity Fund
                                Mid Cap Core Fund
                               S&P 500 Index Fund
                              Short Term Bond Fund